CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Statements” and “Financial Highlights”, in the Combined Proxy Statement/Prospectus, for the Dean Large Cap Value Fund, the Dean Balanced Fund, the Dean Small Cap Value Fund, and the Dean International Fund (the Dean Family of Funds), and to the incorporation by reference of our report dated May 16, 2006 on the financial statements and financial highlights of the Dean Family of Funds for the year ended March 31, 2006 in the Combined Proxy Statement/Prospectus included in this Registration on Form N-14.

We also consent to the reference to our firm to the incorporation by reference of our report, dated May 16, 2006, on the financial statements and financial highlights of the Dean Funds included in the Annual Report to the Shareholders for the year ended March 31, 2006 in Post-Effective Amendment No. 16 to the Dean Family of Funds’ Registration Statement (Form N-1A, No. 333-18653), as filed with the Securities and Exchange Commission on July 31, 2006, which is incorporated by reference into the Combined Proxy Statement/Prospectus included in this Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Columbus, Ohio

March 2, 2007